United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Employment Agreements

On February 15, 2005, in connection with the previously announced transition plan,  IMS Health Incorporated (the “Company”) entered into an amended and restated employment agreement (the “Thomas Employment Agreement”), effective January 1, 2005 and which has a term until March 1, 2006, with David M. Thomas, pursuant to which Mr. Thomas will serve as the Company’s Executive Chairman of the Board of Directors.  The Thomas Employment Agreement restates the prior employment agreement in effect between Mr. Thomas and the Company, which is described in the Company’s proxy statement filed with the Commission on March 23, 2004 (the “Proxy Statement”) and filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K (the “10-K”).

In addition, on February 15, 2005, the Company entered into an amended and restated employment agreement (the “Carlucci Employment Agreement” and together with the Thomas Employment Agreement, the “Employment Agreements”), effective January 1, 2005 and which has a term until December 31, 2007, with David R. Carlucci, pursuant to which Mr. Carlucci will serve as the Company’s Chief Executive Officer and President.  The Carlucci Employment Agreement restates the prior employment agreement in effect between Mr. Carlucci and the Company, which is described in the Proxy Statement and filed as Exhibit 10.50 to the 10-K.

The descriptions of the material terms of the prior employment agreements with Messrs. Thomas and Carlucci in the Proxy Statement are incorporated by reference herein in response to this Item 1.01, and the material amendments thereto contained in the Employment Agreements are as described below.  These amendments were also described in the Company’s Current Report on Form 8-K filed on November 9, 2004 (the “November 8-K”) in connection with the announcement of the succession plan, however the Employment Agreements were not entered into until February 15, 2004.

Pursuant to the Thomas Employment Agreement, Mr. Thomas will receive a base salary of $880,000 per year, with target annual incentive equal to such salary; he will cease participating in the Company’s performance restricted stock (units) program in 2005; the vesting of 283,334 options and 38,417 restricted stock units now scheduled to vest after March 31, 2006 were accelerated to March 31, 2006; and he was granted 45,833 restricted stock units that will vest as to 33,333 units on January 1, 2006 and 12,500 units on March 31, 2006; and upon his retirement the Company will transfer to him title to his Company-provided automobile.  The Thomas Employment Agreement also requires Mr. Thomas to provide consulting services to the Company after his retirement for a period of up to 9 months for which he will receive a consulting fee of $70,000 per month.

Pursuant to the Carlucci Employment Agreement, Mr. Carlucci will receive a base salary of $730,000 per year, with target annual incentive equal to such salary and an annual opportunity to earn performance restricted stock (units) equal to the annual incentive; and

he was granted 38,000 restricted stock units vesting in equal installments over 3 years and stock options to purchase 115,000 shares of Company stock vesting in equal installments over 3 years.  Upon a change of control, all outstanding stock options, restricted stock, restricted stock units and other equity-based awards then held by Messrs. Thomas and Carlucci will become vested and exercisable.

The foregoing summaries of the Employment Agreements do not purport to be complete and are subject to and qualified in their entirety by reference the text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference into this Item 1.01.

Plan Amendments

On February 14, 2005, the Compensation and Benefits Committee of the Board of Directors (the “Committee”) established the 2005 award opportunities for all executive officers under the Executive Annual Incentive Plan (the “AIP”), related opportunities for 4 senior executive officers to earn performance restricted stock units (“PERS”) based on 2005 performance, and award opportunities for the 2005-2006 performance period under the Long-Term Incentive Plan (the “LTIP”) for certain executive officers and other senior employees not participating in the PERS program.

Awards under the AIP depend on the level of achievement during the plan year relative to financial targets set by the Committee at the beginning of the year.  The 2005 financial targets will be based on two performance measures: revenue and operating income growth of the Company on a consolidated basis.  Individual personal objectives will also be considered if at least 80% of the financial goals are achieved.  The AIP for 2004 also incorporated performance goals based on revenue and operating income.  The AIP provides for cash awards which, for target level performance, equal a pre-set percentage of the executive’s salary.  For 2005, the payout percentage targets range from 49% to 100%.  Performance at a level higher than target level can result in payouts of up to 200% of the executive’s target payout.  Performance below target level can result in a payout at a level less than the target payout, but no payout will be made if a specified threshold level of performance is not achieved.

The Committee also authorized PERS awards which match the amounts earned under the AIP for 2005 performance.  The number of restricted stock units to be granted as PERS will equal the dollar amount of the executive’s AIP award earned in 2005 divided by the average fair market value of IMS stock for the last twenty trading days of 2005.  After grant, PERS remain subject to forfeiture during an additional two-year period in the event of termination of the executive’s employment, with exceptions for death, certain other non-fault terminations, or a change in control.  At vesting or after a further deferral period if elected by the executive, PERS are settled by delivery of one share for each restricted stock unit.  PERS earn dividend equivalents while they are outstanding.

Awards under the LTIP depend on the level of achievement during a two-year performance period relative to financial targets.  For the 2005-06 performance period, the financial targets will be based on performance measured by revenues and operating income growth of the Company on a consolidated basis.  Previously, LTIP awards have been based primarily on earnings per share performance, including the performance period that began in 2004 and continues through 2005.  Each award that may be earned under the LTIP consists of a cash amount and a number of restricted stock units having a value at the commencement of the performance period equal to the cash amount.  Awards may range from 0% to 200% of the participant’s target award level, depending on the level of performance.  The cash portion of the award is vested at the end of the performance period, but restricted stock units require two years of further service in order to vest, except in cases of death, disability and certain retirements.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As described in Item 1.01, on February 15, 2005 and effective as of January 1, 2005, David M. Thomas was appointed to the position of Executive Chairman of the Board of Directors and has stepped down from his position as Chairman and Chief Executive Officer, and David R. Carlucci was appointed to the position of Chief Executive Officer and President and has stepped down from his position as President and Chief Operating Officer.

In addition, the Board of Directors approved the previously announced increase to the size of the Board from nine to ten and elected Mr. Carlucci to fill the newly created vacancy.  Mr. Carlucci has not been appointed to any committee of the Board.

These appointments were described in the November 8-K but not final until the approval by the Board of Directors in connection with approving the Employment Agreements.

Mr. Thomas, age 55, has served as a Director and as Chairman and Chief Executive Officer of IMS since November 2000. From November 2000 until October 2002, Mr. Thomas also served as President of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President/Group Executive, Personal Systems Group of IBM from January 1998 until September 2000. He held the position of General Manager of Global Industries of IBM from January 1996 until January 1998 and General Manager of IBM North America from October 1995 until January 1996. Mr. Thomas is also a director of the following public companies: Fortune Brands, Inc., The TriZetto Group, Inc. and Interpublic Group of Companies, Inc.

Mr. Carlucci, age 50, was appointed President and Chief Operating Officer in October 2002. Before joining IMS, Mr. Carlucci was General Manager, IBM Americas, which comprises all of IBM’s sales and distribution operations in the U.S., Canada and Latin America, from January 2000 until January 2002. Prior to that, Mr. Carlucci held roles of increasing responsibility at IBM, including General Manager, IBM’s S/390 Division from January 1998 to January 2000; Chief Information Officer from February 1997 to January 1998; General Manager, IBM Printing Systems Company from July 1995 to January 1997; Vice President, systems, industries and services, Asia Pacific from January 1993 to

July 1995; and Vice President, marketing and channel management, IBM Personal Computer Company — North America from February 1990 to December 1992. He joined IBM in 1976 as a Sales Representative.

The information about the material terms of the Employment Agreements included in response to Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 5.03                                             Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On February 15, 2005, the Board of Directors of the Company approved an amendment to the Company’s by-laws, effective on such date, to provide for the appointment of alternate and substitute members of committees of the board.  A copy of the amended and restated by-laws of the Company is attached hereto as Exhibit 4.1 and hereby incorporated by reference into this Item 5.03.

Item 9.01                                             Financial Statements and Exhibits

(c)	Exhibits

Exhibit 4.1	Amended and Restated By-laws of IMS Health Incorporated.

Exhibit 10.1	Amended and Restated Employment Agreement by and between David M. Thomas and IMS Health Incorporated effective as of January 1, 2005.

Exhibit 10.2	Amended and Restated Employment Agreement by and between David R. Carlucci and IMS Health Incorporated effective as of January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

Date: February 18, 2005	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 4.1	Amended and Restated By-laws of IMS Health Incorporated.

Exhibit 10.1	Amended and Restated Employment Agreement by and between David M. Thomas and IMS Health Incorporated effective as of January 1, 2005.

Exhibit 10.2	Amended and Restated Employment Agreement by and between David R. Carlucci and IMS Health Incorporated effective as of January 1, 2005.